As filed with the Securities and Exchange Commission on September 4, 2015

File No. 001-37483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Hewlett Packard Enterprise Company

(Exact name of registrant as specified in its charter)

Delaware	47-3298624
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

3000 Hanover Street, Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

HEWLETT PACKARD ENTERPRISE COMPANY

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation,” “Management—Compensation Committee Interlocks and Insider Participation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Hewlett Packard Enterprise’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Hewlett Packard Enterprise’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Hewlett Packard Enterprise’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Hewlett Packard Enterprise’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement, by and among Hewlett-Packard Company, Hewlett Packard Enterprise Company and the Other Parties Thereto***†

2.2	Form of Transition Services Agreement, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company***†

2.3	Form of Tax Matters Agreement, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company**

2.4	Form of Employee Matters Agreement, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company**

2.5	Form of Real Estate Matters Agreement, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company***†

2.6	Form of Master Commercial Agreement, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company**

2.7	Form of Information Technology Service Agreement, by and between Hewlett-Packard Company and HP Enterprise Services, LLC**

3.1	Form of Amended and Restated Certificate of Incorporation of Hewlett Packard Enterprise Company**

3.2	Form of Amended and Restated Bylaws of Hewlett Packard Enterprise Company**

21.1	Subsidiaries of Hewlett Packard Enterprise Company**

99.1	Information Statement of Hewlett Packard Enterprise Company, preliminary and subject to completion, dated September 4, 2015*

99.2	Form of Notice of Internet Availability of Information Statement Materials**

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ John F. Schultz
	Name:	John F. Schultz
	Title:	Executive Vice President,
General Counsel and Secretary

Date: September 4, 2015